Exhibit 99.1

Enphase Energy Reports Financial Results for the Third Quarter of 2015
PETALUMA, Calif., November 3, 2015—Enphase Energy, Inc. (NASDAQ:ENPH), a global energy technology company, today announced financial results for the third quarter ended September 30, 2015.
Third Quarter 2015 Financial Highlights

•	Revenue of $102.9 million

•	Shipped 219MW (AC) of microinverter systems

•	Non-GAAP gross margin of 30.9 percent

•	Non-GAAP operating income of $4.9 million

•	Non-GAAP diluted earnings per share of $0.08
Enphase Energy reported total revenue for the third quarter of 2015 of $102.9 million, an increase of 4 percent, compared to $99.1 million in the third quarter of 2014. During the third quarter of 2015, Enphase sold 219MW (AC) or 950,000 microinverters, an increase in MW of 28 percent compared to the third quarter of 2014.
GAAP gross margin for the third quarter of 2015 was 30.6 percent and non-GAAP gross margin was 30.9 percent.
GAAP operating expenses for the third quarter of 2015 were $29.7 million and non-GAAP operating expenses were $26.9 million, a decrease of 11 percent compared to the second quarter of 2015, and a decrease of 4 percent compared to the third quarter of 2014.
GAAP operating income for the third quarter of 2015 was $1.8 million, compared to GAAP operating income of $1.9 million in the third quarter of 2014. Non-GAAP operating income for the third quarter of 2015 was $4.9 million, compared to $4.8 million in the third quarter of 2014.
GAAP net income for the third quarter of 2015 was $0.6 million, or $0.01 per diluted share, compared to GAAP net income of $0.8 million, or $0.02 per diluted share in the third quarter of 2014. On a non-GAAP basis, net income was $3.8 million, or $0.08 per diluted share, compared to a non-GAAP net income of $3.8 million, or $0.08 per diluted share in the third quarter of 2014.
Business Outlook
“We expect revenue for the fourth quarter of 2015 to be within a range of $62 million to $70 million,” stated Kris Sennesael, CFO of Enphase. “The fourth quarter revenue decline is driven by a correction of higher inventory levels in our distribution channel and softer overall market demand. We expect gross margin to be within a range of 23 percent to 26 percent, as a result of a more aggressive pricing strategy. We also expect non-GAAP operating expenses for the fourth quarter of 2015 to be within a range of $28 million to $30 million, as we adjust our operating expenses to our lower gross margin profile.”
“The fourth quarter of 2015 is more challenging than expected,” said Paul Nahi, president and CEO of Enphase. “In order to accelerate the expansion of our business, we have adopted a more aggressive pricing strategy. However, we are confident in our ability to drive our product costs down significantly over the next 24 months, improving our competitive position. In addition, we expect to drive new revenue streams from our AC Battery storage system, as well as the Enphase Home Energy Solution.”

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.
Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its third quarter 2015 results and fourth quarter 2015 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Open to the public, investors may access the call by dialing 877-644-1284; participant passcode 59469702. A live webcast of the conference call, together with accompanying presentation slides, will also be accessible from the “Investor Relations” section of the Company’s website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available by calling 855-859-2056; participant pass code 59469702 beginning approximately one hour after the call.
Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to Enphase Energy’s future financial performance, ability to derive new market streams, ability to drive down costs and adjust operating expenses, market demands for its microinverters, competitive position, advantages of its technology, market trends, future products, and future financial performance. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the future demands for solar energy solutions; the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications; the Company’s ability to achieve broader market acceptance of its microinverter systems and to develop new and enhanced products in response to customer demands and rapid market and technological changes in the solar industry; the success and pricing of competing solar solutions that are or become available; the Company’s ability to effectively manage the growth of its organization and expansion into new markets and to maintain or achieve anticipated product quality, product performance and cost metrics; competition and other factors that may cause potential future price reductions for its products; the Company’s ability to optimally match production with demand, including distribution inventory levels, and dependence on a limited number of outside contract manufacturers and lack of supply contracts with these manufacturers; general economic conditions in domestic and international markets and other risks included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which is on file with the SEC and available on the SEC’s website at www.sec.gov. Additional information will also be set forth in those sections in Enphase Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, and on Form 10-Q for the quarter ended September 30, 2015, which will be filed with the SEC in the fourth quarter of 2015. All information set forth in this press release and its attachments is as of November 3, 2015. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.
A copy of this press release can be found on the investor relations page of Enphase Energy’s website at investor.enphase.com.

About Enphase Energy, Inc.

Enphase Energy, a global energy technology company, is leading the charge to bring smart, connected solar energy to every home, business and community. The company delivers simple, innovative and reliable energy management solutions that advance the worldwide potential of renewable energy. Enphase has shipped approximately 10 million microinverters, and over 370,000 Enphase residential and commercial systems have been deployed in more than 95 countries. For more information, visit www.enphase.com.

Enphase Energy®, the Enphase logo and other trademarks or service names are the trademarks of Enphase Energy, Inc.

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Contact
Christina Carrabino
Enphase Energy
Investor Relations
ir@enphaseenergy.com
+1-707-763-4784 x7294

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net revenues	$102,874	$99,113	$291,620	$238,697
Cost of revenues	71,408	66,592	199,103	160,689
Gross profit	31,466	32,521	92,517	78,008
Operating expenses:
Research and development	12,059	12,112	38,275	32,346
Sales and marketing	10,510	9,884	34,955	29,205
General and administrative	7,118	8,632	23,425	22,837
Total operating expenses	29,687	30,628	96,655	84,388
Income (loss) from operations	1,779	1,893	(4,138)	(6,380)
Other income (expense), net:
Interest expense	(140)	(356)	(305)	(1,291)
Other income (expense)	(704)	(597)	(1,152)	(432)
Total other expense, net	(844)	(953)	(1,457)	(1,723)
Income (loss) before income taxes	935	940	(5,595)	(8,103)
Provision for income taxes	(311)	(127)	(704)	(351)
Net income (loss)	$624	$813	$(6,299)	$(8,454)
Net income (loss) per share:
Net loss per share, basic and diluted
Basic	$0.01	$0.02	$(0.14)	$(0.20)
Diluted	$0.01	$0.02	$(0.14)	$(0.20)
Shares used in per share calculation:
Basic	44,734	43,128	44,339	42,664
Diluted	47,996	48,786	44,339	42,664

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$22,491	$42,032
Accounts receivable, net	75,322	45,119
Inventory	36,717	21,590
Prepaid expenses and other assets	7,080	6,155
Total current assets	141,610	114,896
Property and equipment, net	31,240	30,824
Goodwill	3,745	3,745
Intangibles, net	1,489	1,811
Other assets	4,879	916
Total assets	$182,963	$152,192
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,707	$22,316
Accrued liabilities	25,598	33,643
Deferred revenues	3,834	2,747
Borrowings under revolving credit facility	17,000	—
Total current liabilities	79,139	58,706
Long-term liabilities:
Deferred revenues, noncurrent	22,701	16,612
Warranty obligations, noncurrent	26,194	26,333
Other liabilities	1,963	3,589
Total liabilities	129,997	105,240
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	220,467	208,022
Accumulated deficit	(167,290)	(160,991)
Accumulated other comprehensive loss	(211)	(79)
Total stockholders’ equity	52,966	46,952
Total liabilities and stockholders’ equity	$182,963	$152,192

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(6,299)	$(8,454)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,704	6,004
Provision for doubtful accounts	344	711
Net loss on disposal of assets	479	247
Non-cash interest expense	120	256
Stock-based compensation	9,579	7,037
Revaluation of contingent consideration liability	(1,600)	—
Changes in operating assets and liabilities:
Accounts receivable	(30,547)	(17,897)
Inventory	(15,127)	1,092
Prepaid expenses and other assets	(5,008)	(1,867)
Accounts payable, accrued and other liabilities	3,870	24,513
Deferred revenues	7,176	3,700
Net cash (used in) provided by operating activities	(29,309)	15,342
Cash flows from investing activities:
Purchases of property and equipment	(9,682)	(9,836)
Net cash used in investing activities	(9,682)	(9,836)
Cash flows from financing activities:
Borrowings under revolving credit facility	34,000	—
Payments toward revolving credit facility	(17,000)	—
Repayments of term loans	—	(2,847)
Proceeds from issuance of common stock under employee stock plans	2,866	3,958
Net cash provided by financing activities	19,866	1,111
Effect of exchange rate changes on cash	(416)	(270)
Net (decrease) increase in cash and cash equivalents	(19,541)	6,347
Cash and cash equivalents—Beginning of period	42,032	38,190
Cash and cash equivalents—End of period	$22,491	$44,537

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Gross profit (GAAP)	$31,466	$32,521	$92,517	$78,008
Stock-based compensation	331	229	913	572
Gross profit (Non-GAAP)	$31,797	$32,750	$93,430	$78,580

Gross margin (GAAP)	30.6%	32.8%	31.7%	32.7%
Stock-based compensation	0.3%	0.2%	0.3%	0.2%
Gross margin (Non-GAAP)	30.9%	33.0%	32.0%	32.9%

Operating expenses (GAAP)	$29,687	$30,628	$96,655	$84,388
Stock-based compensation(1)	(2,952)	(2,301)	(8,666)	(6,465)
Secondary offering expenses	—	(365)	—	(365)
Amortization of acquisition-related intangibles	(45)	—	(135)	—
Revaluation of contingent consideration liability	700	—	1,600	—
Severance costs	(472)	—	(1,480)	—
Operating expenses (Non-GAAP)	$26,918	$27,962	$87,974	$77,558

(1) Includes stock-based compensation as follows:
Research and development	$1,141	$824	$3,379	$2,215
Sales and marketing	803	635	2,510	1,816
General and administrative	1,008	842	2,777	2,434
Total	$2,952	$2,301	$8,666	$6,465

Income (loss) from operations (GAAP)	$1,779	$1,893	$(4,138)	$(6,380)
Stock-based compensation	3,283	2,530	9,579	7,037
Secondary offering expenses	—	365	—	365
Amortization of acquisition-related intangibles	45	—	135	—
Revaluation of contingent consideration liability	(700)	—	(1,600)	—
Severance costs	472	—	1,480	—
Income from operations (Non-GAAP)	$4,879	$4,788	$5,456	$1,022

Net income (loss) (GAAP)	$624	$813	$(6,299)	$(8,454)
Stock-based compensation	3,283	2,530	9,579	7,037
Secondary offering expenses	—	365	—	365
Amortization of acquisition-related intangibles	45	—	135	—
Revaluation of contingent consideration liability	(700)	—	(1,600)	—
Severance costs	472	—	1,480	—
Non-cash interest expense	40	65	120	256
Net income (loss) (Non-GAAP)	$3,764	$3,773	$3,415	$(796)

Net income (loss) per share, diluted (GAAP)	$0.01	$0.02	$(0.14)	$(0.20)
Stock-based compensation	0.07	0.06	0.21	0.17
Secondary offering expenses	—	—	—	—
Amortization of acquisition-related intangibles	—	—	—	—
Revaluation of contingent consideration liability	(0.01)	—	(0.03)	—
Severance costs	0.01	—	0.03	—
Non-cash interest expense	—	—	—	0.01
Net income (loss) per share, diluted (Non-GAAP)	$0.08	$0.08	$0.07	$(0.02)

Shares used in per share calculation, diluted (Non-GAAP)	47,996	48,786	48,844	42,664

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